Exhibit 99.01

NEWS

OPSWARE INC. BEATS Q1 REVENUE GUIDANCE AND RAISES FULL YEAR
ESTIMATE TO $100 MILLION

Non-EDS Revenue To Grow By 100% or More For The Third Consecutive Year

•                  Annual revenue growth rate accelerating to 64% this year vs. 62% last year

•                  Q1 revenue grows to $22 million, up 74% year-over-year

•                  Non-EDS revenue totals $16.7 million, up 124% year-over-year

•                  Non-EDS derived bookings grow 90% year over year

•                  Reaffirms non-GAAP EPS breakeven in Q2

Sunnyvale, CA – May 24, 2006 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation software, today reported results for its first quarter ended April 30, 2006, highlighted by 124% year-over-year growth in non-EDS revenue.

Net revenue for the first quarter ended April 30, 2006 totaled $22 million, up 74% from the same quarter last year and above the company’s previous guidance of $19 to $20 million.

Non-EDS revenue grew to $16.7 million in the first quarter, a 124% increase over the same quarter last year.  A chart depicting Opsware’s historical non-EDS revenue growth is included in this release.

Non-EDS Derived Bookings (which equals net revenue, plus the change in deferred revenue, plus the change in advances from customers, all excluding the impact of EDS) totaled $14.8 million in the first quarter, a 90% increase from the same quarter last year.  A chart depicting Opsware’s historical non-EDS derived bookings growth is included in this release.

Non-GAAP net loss in the first quarter was $(1.4) million or $(0.01) per share.

GAAP net loss in the first quarter was $(5.8) million or $(0.06) per share.  Non-GAAP net loss excludes non-cash charges of approximately $0.7 million relating to previous acquisitions, and $3.6 million of non-cash stock based compensation.  A reconciliation between net loss on GAAP and non-GAAP bases is provided in a table immediately following the Condensed Consolidated Statements of Operations attached to this release.

“I am pleased with our solid start this year and our strong penetration across all segments of the market,” said Ben Horowitz, president and CEO of Opsware Inc.  “We are raising our revenue estimate to $100 million this year based on our accelerating pipeline and the high impact of our upcoming product releases.”

Financial Outlook

Management provides the following guidance for its second quarter ending July 31, 2006:

•                  Net revenue is expected to range between $23 and $23.5 million.

•                  Non-GAAP EPS is expected to be $0.00.

Management provides the following guidance for its fiscal year ending January 31, 2007:

•                  Net revenue is expected to be $100 million.

•                  Non-GAAP EPS is expected to range between $0.03 and $0.04.

The company will provide additional detail on its financial results on the conference call referenced below.

About the Conference Call and Webcast

Opsware management will host a conference call on Wednesday, May 24, 2006 beginning at 1:30 p.m. PT (4:30 p.m. ET) to detail today’s announcement.  Interested parties may access the conference call by dialing (800) 810-0924.  A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Non-GAAP Financial Information

When used in connection with historical results or forward-looking guidance, non-GAAP net loss, non-GAAP loss per share and non-GAAP EPS each exclude non-cash stock based compensation expense and non-cash charges relating to past acquisitions.  With respect to historical results, a reconciliation between both net loss and loss per share on GAAP and non-GAAP bases is provided in a table immediately following the Condensed Consolidated Statement of Operations attached to this release.  With respect to forward-looking guidance, a reconciliation between EPS on GAAP and non-GAAP bases has not been provided because EPS on a GAAP basis depend in part upon the amount of stock based compensation expense, which expense is dependent upon our future stock price and other factors that cannot be determined at this time.

To supplement our consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends and our performance.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The presentation of additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers, network devices and applications, creating massive complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers, network devices and applications. Over 350 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our web site at www.opsware.com.

This press release contains forward-looking statements within the meaning of the federal securities laws, including forecasts of our expected revenue and earnings per share and statements regarding the pipeline of new deals and the timing and impact of operating product releases, in the headlines of this press release, the statement by our president and chief executive officer and the “Financial Outlook” section.  These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties that could cause actual events or results to differ materially from these statements, including without limitation: that the IT automation software market is relatively new and may not develop as we expect, that our market is highly competitive and new competitors could emerge, that enterprise software spending and budgets may fluctuate depending on economic conditions, that our revenue and operating results may vary significantly from period to period, including due to the timing of signing contracts with customers, delays in product releases and our dependence on closing a small number of relatively large transactions each quarter and that we may not fully realize the benefits anticipated under our distribution agreement with Cisco Systems.  In addition, please see the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended January 31, 2006 that we filed with the Securities and Exchange Commission, and subsequent filings with the SEC.  We assume no obligation to update the information in this press release or to revise any forward-looking statements.

The graphics displaying non-EDS revenue and derived bookings in this press release solely present historical data, and are not necessarily indicative of results in future periods.  Continued growth is subject to several risks and uncertainties, including those described in our SEC filings as referenced in the preceding paragraph.

Opsware is a service mark and trademark of Opsware Inc.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	April 30, 2006	January 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$100,666	$101,898
Accounts receivable, net	16,864	17,862
Prepaid expenses and other current assets	6,156	6,551

Total current assets	123,686	126,311
Property and equipment, net	4,986	3,944
Restricted cash	2,274	2,296
Prepaid rent	1,393	1,540
Other assets	428	380
Intangibles, net	6,874	7,613
Goodwill	27,523	27,668

Total assets	$167,164	$169,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,350	$1,217
Other accrued liabilities	10,609	11,389
Advances from customers	721	721
Deferred revenue, current portion	27,284	29,473
Accrued restructuring costs, current portion	301	298
Capital lease obligations, current portion	15	14

Total current liabilities	41,280	43,112
Capital lease obligations, net of current portion	70	74
Deferred revenue, net of current portion	1,625	1,838
Accrued restructuring costs, net of current portion	1,132	1,190

Total liabilities	44,107	46,214

Stockholders’ equity:
Common stock	100	100
Additional paid-in capital	612,227	609,455
Deferred stock compensation	—	(2,606)
Accumulated deficit	(489,068)	(483,270)
Accumulated other comprehensive loss	(202)	(141)

Total stockholders’ equity	123,057	123,538

Total liabilities and stockholders’ equity	$167,164	$169,752

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended April 30,
	2006	2005
	(unaudited)
Revenue:
License revenue	$15,361	$8,149
Services revenue	6,635	4,466
Net revenue	21,996	12,615

Cost and expenses:
Cost of license revenue	506	80
Cost of services revenue(a)	4,983	2,939
Cost of developed technology	412	404
Research and development(a)	7,342	5,374
Sales and marketing(a)	10,906	5,017
General and administrative(a)	4,246	2,633
Restructuring recoveries, net	—	(18)
Amortization of deferred stock-based compensation	—	415
Amortization of other acquisition-related intangibles	327	321
In-process research and development charges	—	1,190
Total cost and expenses	28,722	18,355
Loss from operations	(6,726)	(5,740)

Loss on sale of assets and liabilities from Managed Services Business	—	(33)
Interest and other income, net	982	646
Loss before income taxes	(5,744)	(5,127)

Provision for income taxes	54	2
Net loss	$(5,798)	$(5,129)

Basic and diluted net loss per share	$(0.06)	$(0.05)

Shares used in computing basic and diluted net loss per share	99,352	97,627

(a)          Includes stock-based compensation expense of the following:

Cost of services revenue	$336	$—
Research and development	1,207	—
Sales and marketing	1,181	—
General and administrative	922	—
Total stock-based compensation expense	$3,646	$—

A reconciliation between GAAP and non-GAAP net loss is as follows:

Three Months Ended April 30, 2006
(unaudited)
GAAP net loss	$(5,798)
Non-cash charge related to equity transactions	3,646
Cost of developed technology	412
Amortization of other acquisition-related intangibles	327
Non-GAAP net loss	$(1,413)

GAAP diluted net loss per share	$(0.06)
Non-GAAP net loss per share	$(0.01)

Contacts:
Ken Tinsley	Karli Overmier
Investor Relations	Public Relations
Opsware Inc.	Barokas Public Relations
408-212-5241	206-344-3132
ktinsley@opsware.com	karli@barokas.com